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                                                               Exhibit 10.17

                          SECURITIES PURCHASE AGREEMENT

      AGREEMENT dated April 20, 1988 by and among Multitrak Software Development Corp., a Delaware corporation, with offices at 250 Pond Street, Jamaica Plain, Massachusetts 02130 (herein the "Company"), Michael B. Shattow, a resident of Jamaica Plain, Massachusetts ("Shattow"), and LRF Investments, Inc., a Massachusetts corporation, with offices at 189 Wells Avenue, Newton, Massachusetts (the "Purchaser").

      In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DESCRIPTION OF PROPOSED FINANCING

      1.1 Authorization of Common Stock, Subordinated Note and Revolving Credit Note. The Company has authorized or will authorize the issuance of 55,000 shares (the "Shares") of its Common Stock, par value $0.01, its Subordinated Notes in the aggregate principal amount of $400,000 in substantially the form of Exhibit A attached hereto (the "Note" or "Notes") and its Revolving Credit Note in the principal amount of $100,000 in substantially the form of Exhibit B attached hereto (the "Revolving Credit Note").

      1.2 Purchase of Shares and Note. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties of the Company and Shattow, the Purchaser agrees to purchase from the Company and the Company agrees to sell to the Purchaser on the Closing Date (hereinafter defined) 33,000 Shares at an aggregate purchase price of $60,000 and the Note dated as of the Closing Date in the principal amount of $240,000 at a purchase price of 100% of the principal amount of the Note.

      1.3 Closing. The Closing of the purchase and sale of the Shares and the Note contemplated by paragraph 1.2 (the "Closing," the date thereof being referred to herein as the "Closing Date") is taking place concurrently with the execution of this Agreement. At the Closing, the Company shall deliver to the Purchaser share certificates evidencing the 33,000 Shares to be purchased by the Purchaser hereunder registered in the name of the Purchaser and the Note to be purchased by the Purchaser hereunder made payable to the order of the
Purchaser, against payment of the purchase prices therefor.
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      1.4 Additional Purchase of Shares and Note. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties of the Company and Shattow contained herein, the Purchaser agrees to purchase and the Company agrees to sell to the Purchaser additional Shares and an additional Note, as set forth below:

            (a) In the event, and only in the event, the Company shall have executed and delivered contracts for the sale of its Multitrak software system (the "System") to non-affiliates of the Company having an aggregate sale price of at least $200,000 and one (1) such System shall have been completely installed and accepted by the purchaser thereof, within the six-month period ending on the date (the "Evaluation Date") six (6) months following the Closing Date, the Purchaser shall purchase from the Company, and the Company shall sell to the Purchaser, 22,000 Shares at an aggregate purchase price of $40,000 and the Note dated the date of the Second Closing (hereinafter defined) in the principal amount of $160,000 of a purchase price of 100% of the principal amount of the Note. Promptly after the Evaluation Date the Company shall give written notice (the "Evaluation Notice") to the Purchaser stating the aggregate sale price of the contracts for the System that have been executed and delivered and how many Systems have been completely installed and accepted by the purchaser thereof as of the Evaluation Date.

            (b) In the event the Purchaser shall become obligated to purchase the Shares and Note under paragraph 1.4(a), then within sixty (60) days following receipt by the Purchaser of the Evaluation Notice, the Company may deliver to the Purchaser a written demand (the "Purchase Demand") to purchase the Shares and the Note under paragraph 1.4(a); provided said Purchase Demand shall be accompanied by a certificate signed by the President and the principal financial officer of the Company certifying that the representations and warranties set forth in Sections 2 and 3 remain true and correct in all material respects on and as of the date thereof and that the Company has conformed and complied in all material respects with the covenants of Sections 4 and 5 as of the date thereof.

            (c) In the event, and only in the event, the Company shall have executed and delivered contracts for the sale of the System to non-affiliates of the Company having an aggregate sale price of at least $300,000 and one (1) such System shall have been completely installed and accepted by the purchaser thereof any time before the Evaluation Date, the Company by delivery of a Purchase Demand to Purchaser may require the Purchaser to purchase from the Company the number of Shares and the principal amount of the Note


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

      specified in paragraph 1.4(a) at the purchase prices specified in paragraph 1.4(a); provided said Purchase Demand shall be accompanied by a certificate signed by the President and the principal financial officer of the Company certifying that the representations and warranties set forth in Sections 2 and 3 remain true and correct in all material respects on and as of the date thereof and that the Company has conformed and complied in all material respects with the covenants of Sections 4 and 5 as of the date thereof.

            (d) The closing of the purchase and sale of the Shares and Note pursuant to this Section 1.4 (herein the "Second Closing") shall occur at such time and place as shall be mutually agreed upon by the Company and the Purchaser, provided that such Second Closing shall be no later than twenty (20) days following receipt by the Purchaser of said Purchase Demand. At the Second Closing the Company shall deliver to the Purchaser share certificates evidencing the 22,000 Shares to be purchased by the Purchaser hereunder registered in the name of the Purchaser and the Note in the principal amount of $160,000 to be purchased by the Purchaser hereunder made payable to the order of the Purchaser, against payment of the purchase prices therefor.

      1.5 Revolving Credit.

      1.5.1 Revolving Credit. Subject to the terms and conditions of this Agreement and so long as there exists no Event of Default (hereinafter defined), at anytime after the Closing Date and prior to April 20, 1991, the Company may borrow and reborrow, and the Purchaser shall make loans or extensions of credit to the Company pursuant to this paragraph ("Revolving Credit Advances"), as from time to time requested by the Company; provided Shattow, Gary Tyer (herein "Tyer"), and Bruce Taylor (herein "Taylor") shall have executed and delivered a Guaranty in favor of the Purchaser in an amount up to $50,000, which Guaranty shall be substantially in the form of Exhibit C, (herein "Guaranty") to secure repayment and performance of all the Company's obligations under the Revolving Credit Advances. The aggregate amount of all Revolving Credit Advances outstanding at any one time shall not exceed $100,000 or such higher amount of indebtedness as approved by the Purchaser. At the time of the initial request for a Revolving Credit Advance, the Company shall execute and deliver to the Purchaser the Revolving Credit Note evidencing the Revolving Credit Advances.

      Anything set forth herein to the contrary notwithstanding, the Purchaser shall have the absolute right to refuse to make any Revolving Credit Advance (i) if Shattow, Tyer, and Taylor


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have not executed the Guaranty, or (ii) for so long as there exists any Event of
Default, or any other condition which, with the passage of time or giving of notice or both, would constitute an Event of Default upon the making of such Revolving Credit Advance. The Company shall have the right to make prepayments reducing the outstanding balance of Revolving Credit Advances without penalty. The Revolving Credit Note shall be prepaid immediately in the amount by which at any time the aggregate amount of all Revolving Credit Advances outstanding exceeds $100,000 or such higher amount of indebtedness as approved by the Purchaser.

      1.5.2 Request for Revolving Credit Advances and Responses. Each request for a Revolving Credit Advance shall be made to the Purchaser in writing by a duly authorized representative of the Company. At the time of the initial request for a Revolving Credit Advance, the Company shall provide the Purchaser with a certificate signed by the President and principal financial officer of the Company certifying that the representations and warranties set forth in Sections 2 and 3 remain true and correct in all material respects on and as of the date thereof and that the Company has conformed and complied in all material respects with the covenants of Sections 4 and 5 as of the date hereof. Each subsequent request for a Revolving Credit Advance shall constitute a reconfirmation of the representations contained in such Certificate. Objection to a request for a Revolving Credit Advance, if any, shall be made within three
(3) business days from the date such request is received by the Purchaser, and in the absence of such objection, the Revolving Credit Advance shall be made within five (5) business days from the date such request is received by the Purchaser. The Purchaser shall not unreasonably withhold or delay any requested Revolving Credit Advance made properly pursuant to and in accordance with this paragraph 1.5.

      1.5.4 Interest on Revolving Credit Advances. When Revolving Credit Advances are made in the form of a cash advance, the Company shall pay interest on the unpaid balance of each such Revolving Credit Advance from time to time outstanding at a rate per annum equal to the Prime Rate established from time to time by the Wainwright Bank and Trust Company plus three and one-half percent (3.5%). The amount of cash advances will be added to the unpaid balance of the Revolving Credit Note when made. Where Revolving Credit Advances are made via extensions of credit (e.g., guarantees of letters of credit), the Company shall pay all reasonable costs of such extensions of credit incurred by the Purchaser. Interest shall be payable in arrears on the fifteenth day of each month commencing with the first such month following the date of the initial Revolving Credit Advance and continuing until all of the indebtedness of the Company to the Purchaser


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under this paragraph 1.5 shall have been fully paid. On the stated or accelerated maturity of the Revolving Credit Note, all accrued and unpaid interest thereon together with the unpaid principal thereof shall be due and payable immediately.

SECTION 2. SECURITY INTEREST

      In order to secure due payment of the principal of and interest on the Notes and the Revolving Credit Note and compliance by the Company with its obligations and responsibilities contained herein:

      2.1 Grant of Security Interest. The Company does hereby grant to the Purchaser a security interest in and does also hereby assign, transfer and set over to the Purchaser all the right, title and interest of the Company in, to and under all personal property and fixtures, including, without limitation, all inventory, equipment and other goods, accounts, documents, instruments, general intangibles and chattel paper, in which the Company now has or hereafter acquires any right and all the products and proceeds thereof (the "Collateral").

      2.2 Company's Place of Business. The Company warrants that:

            (a) The Company's principal place of business is located at 250 Pond Street, Jamaica Plain, MA 02130.

            (b) Debtor has no other place of business except 1050 Massachusetts Avenue, Cambridge, MA 02138.

            (c) The records concerning the Company's accounts and contract rights are located at 1050 Massachusetts Avenue, Cambridge, MA 02138.

      The Company covenants to notify the Purchaser of the addition or discontinuance of any place of business or any change in the information contained in this paragraph.

      2.3 Location of Collateral. The Company warrants and covenants that all of the Collateral shall be located at the Company's place of business specified in this Agreement.

      None of the Collateral shall be removed from the locations specified in this paragraph other than in the ordinary course of business.

      2.4 Fixtures. It is the intention of the Company and the Purchaser that none of the Collateral shall become fixtures.


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

      2.5 Failure to Make Payments. If the Company shall fail to make any payment under the Notes or the Revolving Credit Note when due thereunder, and fails to make such payment within ten (10) days after written notice thereof to the Company, the Purchaser shall have the right to possess and dispose of the Collateral without further consent of the Company. The Purchaser may exercise all the rights and remedies accorded a secured party under the Uniform Commercial Code, and shall in addition have all the rights provided in this Agreement. The net amount of receipts, proceeds and income received by the Purchaser under or on account of the Collateral, after payment of all proper costs and expenses incurred by the Purchaser in exercising its rights under this
Section 2, shall be applied to the reduction and payment of the debt evidenced by the Notes and the Revolving Credit Note, including all interest due thereon.

      2.6 Filing and Perfection. To evidence and perfect the security interest granted under this Section, prior to or at the Closing, the Company shall promptly execute and deliver to the Purchaser such certificates and financing statements as the Purchaser may reasonably request. In addition, the Company shall take or cause to be taken all other actions required by law or reasonably requested by the Purchaser in order to preserve and protect said security interest and the rights of the Purchaser hereunder.

      2.7 Defeasance of Security Interest; Termination. When all the principal and interest due on each of the Notes and the Revolving Credit Note has been duly paid in accordance with the terms thereof and the Notes and Revolving Credit Note have been retired, then the assignment of the Collateral shall terminate and the Company's obligations with respect to the security interest granted under this Section shall terminate. Thereafter, upon the Company's reasonable request, the Purchaser shall promptly execute and deliver to the Company instruments in the form furnished by the Company effective to evidence the termination of the security interest granted under this Section and the reassignment to the Company of the right, interest and title in, to and under the Collateral.

      2.8 Assignment of Security Interest. The Company agrees that the Purchaser and a Secured Party may assign and transfer all or a part of the security interest granted to the Purchaser under this Section to one or more subsequent holders of the Notes or the Revolving Credit Note (a "Secured Party") without the consent of the Company. To evidence the assignment and transfer of said security interest to a Secured Party, the Company shall promptly execute and deliver to the Secured


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

Party, such certificates and financing statements as the Secured Party may reasonably request to preserve and protect said security interest.

      2.9 Subordination of Security Interest. The security interest granted to the Purchaser pursuant to paragraph 2.1 shall be subordinate to the security interest granted to Multisystems, Inc. in the System (as defined in paragraph 1.4(a)), as described in a Multitrak Purchase Agreement, dated April 20, 1988 by and between the Company and Multisystems, Inc.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company and Shattow hereby represent and warrant to the Purchaser that:

      3.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction where such qualification is required. The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted and as contemplated by the Business Plan referred to in paragraph 3.15 and to carry out the transactions contemplated hereby and thereby. The copies of the Certificate of Incorporation and By-laws of the Company, as amended to date, which have been furnished to counsel for the Purchaser by the Company, are correct and complete.

      3.2 Authorization. This Agreement, the Shareholders' Agreement (hereinafter defined), the Consulting Agreement (hereinafter defined), the Employment Agreements (hereinafter defined), the Abraham Consulting Agreement (as defined herein), the Notes, and the Revolving Credit Note when delivered will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and subject to equitable principles limiting rights to specific performance or other equitable remedies. The execution, delivery and performance of this Agreement, the Shareholders' Agreement, the Consulting Agreement, and the Employment Agreements, the Abraham Consulting Agreement and the issuance of the Shares, the Notes and the Revolving Credit Note have been duly authorized by all necessary corporate or other action of the Company.

      3.3 Capitalization. The authorized and issued capital stock of the Company and the consideration received and to be received therefor are as set forth in
Schedule 3.3 of the Schedule Volume to this Agreement (the "Schedule Volume").
All


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

of the presently outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, are owned of record and beneficially as set forth in said Schedule 3.3, and were issued for the respective considerations set forth in said Schedule 3.3. The Company has authorized for issuance to the Purchaser pursuant to this Agreement 55,000 shares of its Common Stock, and the shares so issued will, upon such issuance pursuant to and in accordance herewith, be validly authorized, issued and outstanding, fully paid and non-assessable. Except as provided above or in said Schedule 3.3, the Company has issued no other shares of its Common Stock and there are no outstanding warrants, options or other rights to purchase or acquire any of such shares. There are no preemptive rights with respect to the issuance or sale of the Company's Common Stock. There are no restrictions on the transfer of the Company's Common Stock except as provided in this Agreement, the Shareholders' Agreement, or described in said Schedule 3.3. The Company has no subsidiaries and no investments in any other corporation or business organization. The Company has no outstanding agreements providing for the registration of any of its capital stock or other securities under the Securities Act of 1933, as amended (the "Securities Act") except as provided in this Agreement.

      3.4 Financial Statements. Set forth in Schedule 3.4 of the Schedule Volume are the following financial statements of the Company, all of which statements (including footnotes thereto) are complete and correct in all material respects, and fairly present the financial position of the Company on the dates of such statements and the results of its operations for the period covered thereby.

            Pro Forma Balance Sheet as of March 31, 1988, 1989 and 1990

            Pro Forma Income Statements for the years ended December 31, 1988, 1989, 1990, 1991 and 1992

            Pro Forma Statement of Monthly Cash Flow for the year ended December 31, 1988

            Pro Forma Statement of Quarterly Cash Flow for the years ended December 31, 1989 and 1990

      3.5 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the pro-forma balance sheet included in
Schedule 3.4 of the Schedule Volume, except for liabilities arising in the ordinary course of its business since the date of said balance sheet, and except as disclosed in Schedule 3.9 of the Schedule Volume, the Company has no material accrued or contingent liability arising out of


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

any transaction or state of facts existing prior to or at the date hereof.

      3.6 Absence of Certain Developments. Since the date of the pro forma balance sheet included in Schedule 3.4 of the Schedule Volume, there has been
(i) no material adverse change in the condition, financial or otherwise, of the Company or in its assets, liabilities, properties or business, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) no material loss, destruction or damage to any property of the Company, whether or not insured, (iv) no labor trouble involving the Company and no material change in its personnel or the terms and conditions of employment, (v) no condition, act or event which constitutes an Event of Default or which, with notice or lapse of time or both, would constitute such an Event of Default, and (vi) no acquisition or disposition of any material assets (or any contract or arrangement therefor) or any other material transaction by the Company, otherwise than for fair value in the ordinary course of business.

      3.7 Title to Properties. Except for security interest of Multisystems, Inc. in the System described in paragraph 2.9, the Company has good and marketable title to all of its properties and assets free and clear of all liens, restrictions or encumbrances except such as would be permitted by paragraph 5.9 hereof. All machinery and equipment included in such properties which is necessary to the business of the Company is in good condition and repair, and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has it received any notice of a violation thereof with which it has not complied.

      3.8 Tax Matters. All federal, state, county and local taxes due and payable by the Company have been paid. The Company has duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

      3.9 Contracts and Commitments. The Company has no contract, obligation or commitment which is material or which involves a potential commitment in excess of $10,000 and no employment contracts, consulting agreements, stock redemption or purchase agreements, financing agreements, licenses, leases, or pension, profit-sharing, retirement or stock option plans or agreements, except as described in this Agreement or in Schedule 3.9 of the Schedule Volume and of which copies have


                                        9
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been delivered to counsel for the Purchaser. The Company is not in default under any such contract, obligation or commitment. The Company is not a party to any contract or arrangement which is unduly burdensome or could have a material adverse effect on its business or prospects. The Company has no material liability for renegotiation of government contracts or subcontracts.

      3.10 Patents; Trade Secrets. The Company has exclusive ownership of, or license to, all patent, copyright or trademark rights reasonably necessary to the conduct of its business, and to the best of its knowledge, after due investigation, does not infringe any such rights of others. The Company has the right to use, free and clear of claims or rights of others, all trade secrets, data, designs, customer lists and manufacturing processes required for or incident to its products, and is not using any confidential information or trade secrets of any former employer of any of its past or present employees.

      3.11 Effect of Transactions. The execution, delivery and performance of this Agreement, the Shareholders' Agreement, the Consulting Agreement, the Employment Agreements, the Abraham Consulting Agreement and the agreements and transactions contemplated hereby and the issuance of the Notes, the Revolving Credit Note, and the Shares, will not conflict with or result in any default under any contract, obligation, commitment, charter provision, by-law or corporate restriction of the Company or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company, except pursuant to this Agreement. The transactions contemplated hereby do not violate any statute or regulation of any federal, state or local government or agency.

      3.12 Litigation. There is no litigation, suit, claim, arbitration proceeding, or governmental investigation pending or, to its knowledge, threatened against the Company or to which the Company is a party, or any basis therefor known to the Company.

      3.13 Offerees. Except as set forth in Schedule 3.13 of the Schedule Volume, neither the Company nor anyone acting on its behalf has within the past thirteen (13) months offered the Notes or any similar security of the Company or any Common Stock of the Company for sale to, or solicited any offers to buy the same from any person or organization other than the Purchaser. Neither the Company, nor anyone acting on its behalf, has in the past or will hereafter sell, offer for sale or solicit offers to buy any of said securities so as to bring the offer, issuance or sale of the Shares or the Notes, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act. The Company has complied and will comply with all applicable state "blue-sky" or securities


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laws in connection with the issuance and sale of the Shares, the Notes and other securities.

      3.14 Business. The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to carry on its business as presently conducted and as contemplated by the Business Plan (as defined in paragraph 3.15). To the best knowledge of the Company, the Company is not in violation of any law, regulation, authorization or order of any public authority or in violation of the terms of any agreement granting to the Company a franchise, license, or permit that is relevant to the ownership of its properties or the carrying on of its present business.

      3.15 Business Plan. The Business Plan, dated May, 1987 and the Business Plan Supplement, dated April 1, 1988 (herein together referred to as the "Business Plan"), set forth in Schedule 3.15 of the Schedule Volume, prepared by the Company and furnished to the Purchaser prior to the date hereof has been prepared by responsible officers of the Company, approved by the Company's Board of Directors, and reflects good faith estimates of sales and expenses reasonably achievable and known to exist based upon facts and conditions known to exist. The Business Plan contains no untrue or misleading statement of a material fact or any omission to state a fact material to the business of the Company or necessary to make the statements contained therein not misleading.

      3.16 Brokerage. There are no valid claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, and the Company will indemnify and hold the Purchaser harmless against any liability or expense arising out of such a claim.

SECTION 4. AFFIRMATIVE COVENANTS OF THE COMPANY

      So long as the Notes or the Revolving Credit Note are outstanding unless the holders of at least a majority in interest of the principal amount of each of the outstanding Notes and Revolving Credit Note shall otherwise consent in writing:

      4.1 Fulfillment of Obligations. The Company will pay the principal of and interest on the Notes and the Revolving Credit Note in accordance with the terms thereof, and will observe and comply with all of the terms, conditions and covenants to be performed by it under this Agreement, the Notes, the Revolving Credit Note and the other agreements and instruments entered into by the Company pursuant to this Agreement.

      4.2 Accounts and Reports. The Company will maintain a standard system of accounts in accordance with generally accepted accounting principles consistently applied, will keep full and complete financial records and will furnish to the Purchaser the following reports: (a) within ninety (90) days after the end of each fiscal year a copy of the balance sheet of the Company as of the end of such year, together with statements of income, retained earnings and changes in financial position of the Company for such year, all in reasonable detail, prepared and certified by independent public accountants of national standing selected by the Company; (b) within forty-five (45) days after the end of the first six months of each fiscal year a copy of the balance sheet of the Company as of the end of such six months together with a statement of income and changes in financial position of the Company for such six months, all in reasonable detail, prepared by independent public accountants of national standing selected by the Company and certified by the principal financial officer of the Company; (c) within thirty (30) days after the end of each of the first three quarters of each fiscal year a copy of the balance sheet of the Company as of the end of such quarter and statements of income and changes in financial position of the Company for the fiscal quarter and for the portion of the fiscal year ending on the last day of such quarter, each of the foregoing balance sheets and statements of income and changes in financial position to set forth in comparative form the corresponding figures for the prior fiscal period, to be in reasonable detail and to be certified, subject to year-end audit adjustments, by the principal financial officer of the Company; (d) within ten
(10) days after the end of each month of each fiscal year a copy of the balance sheet of the Company as of the end of such month, each of the foregoing balance sheets to be in reasonable detail and to be certified, subject to year-end audit adjustments. by the principal financial officer of the Company; (e) copies of all financial statements and reports which the Company shall send to its shareholders or file with the Securities and Exchange Commission or any stock exchange on which any securities of the Company may be listed; and (f) such other financial information as the Purchaser may reasonably request, including without limitation, certificates of the principal financial officer of the Company concerning compliance with the affirmative and negative-covenants of the Company under this Agreement. The Company will also permit the Purchaser or its authorized representative, at all reasonable times and as often as reasonably requested, to visit and inspect, at the expense of the Purchaser, any of the properties of the Company, including its books and records and, subject to reasonable arrangements with transfer agents of the Company, lists of security holders, and to make extracts therefrom and to discuss the affairs, finances, and accounts of the Company with its officers. The reports required to be furnished by the Company pursuant to clauses (a), (b) and (c) above shall be


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

accompanied by a certificate executed by the President and principal financial officer of the Company, and by its independent public accountants in the case of annual financial statements under clause (a), to the effect that no Event of Default exists or has existed during the period covered by such reports, or if such an Event of Default exists or has existed, setting forth a description thereof in reasonable detail and an explanation of action taken by the Company to remedy the same.

      4.3 Shareholders', Consulting, Employment and Abraham's Consulting Agreements. On or before the Closing, the Company, the Purchaser, Shattow and certain other shareholders of the Company will enter into an agreement providing for the election of representatives of the Purchaser to the Board of Directors of the Company, and containing such other provisions as the parties thereto may agree to, which agreement shall be substantially in the form attached hereto as Exhibit D (the "Shareholders' Agreement"). The Company will reimburse representatives of the Purchaser who serve as Directors of the Company under the Shareholders' Agreement for all expenses incurred by them in attending meetings of the Board of Directors. On or before the Closing, the Company will enter into an agreement with Purchaser providing for the provision by Purchaser of consulting services to the Company, which agreement shall be substantially in the form attached hereto as Exhibit E (the "Consulting Agreement"). On or before the Closing, the Company will enter into with each of Shattow, Tyer, Taylor and David Cooper ("Cooper") an Employment Agreement substantially in the form attached hereto as Exhibit F (the "Employment Agreements"). On or before the Closing the Company will enter into an agreement with John Abraham for the provision of consulting services to the Company, which agreement shall be substantially in the form attached hereto as Exhibit G ("Abraham's Consulting Agreement"). Each of the Company and Shattow agrees that it will diligently enforce all of its rights under each of the foregoing agreements and that it will not waive or release any such rights or consent to any amendment of any of said agreements without in each instance obtaining the prior written consent of the holders of at least a majority in interest of the principal amount of each of the outstanding Notes and Revolving Credit Note, which consent shall not be unreasonably withheld.

      4.4 Adverse Change; Litigation. The Company will promptly advise the Purchaser of any event which represents a material adverse change in the condition or business, financial or otherwise, of the Company, and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, would result in such a material adverse change. The Company will also promptly advise the Purchaser of any facts which cast any doubt upon the accuracy or completeness of the representations and warranties contained herein and of any conditions or events which constitute an Event of Default or which, after notice or lapse of time or both, would constitute such an Event of Default.

      4.5 Payment of Expenses. The Company agrees to pay the reasonable out-of-pocket expenses of the Purchaser incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, the Shareholders' Agreement, the Consulting Agreement, the Notes, the Revolving Credit Note, Guaranty and the other instruments and agreements entered into pursuant to this Agreement and any amendments or supplements to the same, including without limitation, reasonable fees and disbursements of counsel for the Purchaser.

      4.6 Dealings with Related Parties. All transactions by and between the Company, and Shattow or shareholders of the Company or corporations or other business organizations controlled by such shareholders shall be conducted on an arms-length basis and shall be on terms and conditions no less favorable to the Company than could be obtained from non-related persons.

      4.7 Use of Proceeds. The Company will apply the proceeds of the issuance and sale of the Shares, the Notes and the Revolving Credit Note only as stated in the Use of Proceeds Memorandum of even date herewith prepared by the Company and delivered to the Purchaser, a copy of which is attached hereto as Exhibit H.

      4.8 Life Insurance. The Company will at its expense purchase and maintain ordinary or term life insurance from reputable insurers on the lives of each of Shattow and Tyer, in the face amounts of $1,000,000 and $500,000 for Shattow and Tyer respectively, each payable to the Company. The Company will not borrow against said policies and will not cause or permit any assignment of the proceeds of said policies to be made except to the Purchaser. It is agreed that on and thereafter a date sixty (60) days following the death of any of the insureds and in the event that the Company is not achieving its projections, financial or otherwise, as previously mutually determined by the Company and the Purchaser, the Purchaser shall have the right to require the Company to prepay the unpaid principal amount of the outstanding Notes and Revolving Credit Note, with interest accrued to the prepayment date, to the full extent of the proceeds of said policies.

      4.9 Property Insurance. The Company will keep its insurable properties insured by financially sound and reputable insurers satisfactory to the Purchaser against the perils of liability, casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or similar businesses. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for corporations engaged in the same or a similar business.

      4.10 Maintenance of Properties. The Company will maintain all properties used or useful in the conduct of its business in good repair, working order and condition as necessary to permit such business to be properly and advantageously conducted.

      4.11 Payment of Taxes, etc. The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefore has been established on its books.

      4.12 Conduct of Business; Compliance with Laws, The Company will keep in full force and effect its corporate existence and all material rights, licenses, patents, copyrights, trademarks, trade names and franchises now held by it and useful in its business and comply with all applicable laws and regulations in the conduct of its business.

      4.13 Investment by Shattow. Shattow shall lend to the Company the sum of $50,000 on or before the date ninety (90) days after the Closing Date. The indebtedness of the Company to Shattow shall be subordinated in right of payment of interest and liquidation to the Notes and the Revolving Credit Note. The terms and conditions of the indebtedness of the Company to Shattow shall be no more favorable to Shattow than the terms and conditions set forth herein with respect to the indebtedness of the Company to the Purchaser.

SECTION 5. NEGATIVE COVENANTS OF THE COMPANY

      So long as the Notes or the Revolving Credit Note are outstanding, unless the holders of at least a majority in interest of the principal amount of each of the outstanding Notes and Revolving Credit Note shall otherwise consent in writing:

      5.1 No Amendments to Certificate of Incorporation or By-Laws. The Company will not make any amendment to its

Certificate of Incorporation or its By-Laws which shall adversely affect the rights of the Purchaser.

      5.2 Limitation on Liability for Obligations of Others. The Company will not assume, guarantee, endorse or otherwise become liable for the obligations of any person or organization, except (a) the endorsement of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business of the Company or (b) obligations assumed by the Company in connection with an acquisition or merger permitted by paragraph 5.8.

      5.3 Limitations on Compensation of Employees. The Company will not pay aggregate compensation to any employee of the Company for services rendered in any fiscal year of the Company in excess of such limits as the Board of Directors shall have previously approved consistent with the Business Plan and the Employment Agreements.

      5.4 Loans and Investments. The Company will not purchase or otherwise acquire, or hold, any stock or obligations of, or make or permit to exist any loans or advances to, or investments in, any person or organization, except that the Company may (a) invest in direct obligations of the United States of America, (b) extend normal credit in the ordinary course of business in connection with the sale of its products or services, or (c) subject to paragraph 5.8 (in case of a business acquisition) purchase or hold not less than 80% of the voting stock and outstanding stock of any corporation organized and existing under the laws of any state of the United States, substantially all of whose assets and business are located or conducted in the United States and which shall be operated as a subsidiary of the Company; provided that if such subsidiary shall have total assets having a fair value of 5% or more of the book value of assets of the Company at any time or if the Company shall invest in such subsidiary a total amount equivalent to 5% or more of said assets, said subsidiary shall guarantee in writing payment of the Notes and the Revolving Credit Note (the form of guarantee to be satisfactory to the Purchaser); and provided further that no minority interest in such subsidiary may be owned directly or indirectly by any person or organization who was or is a shareholder of the Company.

      5.5 Restrictions on Acquisition of Capital Assets. The Company will not, without the approval of the Board of Directors of the Company including the approval of the representatives of the Purchaser on said Board, make any expenditures for fixed or capital assets, or any commitments for such expenditures, exceeding an aggregate amount for all such expenditures made or committed in such year of $15,000, other than expenditures provided for in the Business Plan and subsequent business plans developed and approved by the Board of Directors, and excluding expenditures made in any fiscal year pursuant to commitments therefor made in any prior fiscal year if such commitments when made were permitted under this paragraph 5.5.

      5.6 Restrictions on Leases. The Company will not, without the approval of the Board of Directors of the Company including the approval of the representatives of the Purchaser on said Board, lease or enter into arrangements with any person or organization for the use of any fixed or capital assets, or real property, if the aggregate of the amounts which will be payable under all such leases or other such arrangements for any period of twelve (12) consecutive months shall exceed $10,000.

      5.7 Limitation of Indebtedness. The Company will not become indebted or create, incur, assume, or be liable in any manner in respect of, or suffer to exist, any indebtedness (whether for money borrowed or for the purchase price of any asset or otherwise) except (a) indebtedness in respect of the Notes or the Revolving Credit Note; (b) current liabilities and accounts payable (other than for money borrowed) incurred in the ordinary course of business; (c) indebtedness secured by, or incurred in connection with purchases or leases of equipment or other personal property acquired or leased in accordance with the limitations contained in paragraphs 5.5 and 5.6, including, without limitation, the indebtedness cited in Schedule 3.9 of the Schedule Volume; or (d) indebtedness for money borrowed from banks and other recognized governmental or commercial lending institutions; provided that the principal amount of such indebtedness at any one time outstanding shall not in the aggregate exceed 150% of the net worth of the Company. For purposes of this paragraph "net worth" shall mean the excess of assets (exclusive of good will, capitalized research and development and the value of patents, trademarks, franchises and similar rights) over liabilities (exclusive of shareholders' equity, the Note and Revolving Credit Note) determined in accordance with generally accepted accounting principles consistently applied on the same basis as employed by the Company's independent public accountants in preparing its audited financial statements pursuant to paragraph 4.2.

      5.8 Limitations on Consolidations, Mergers and Sale of Assets. The Company will not consolidate with, or merge into or have merged into it, or acquire the stock, business or assets of, any other corporation or association, or sell, lease or otherwise dispose of any of its assets except (a) sales of assets or products for fair value in the ordinary course of business, or (b) the acquisition by the Company of substantially all of the assets or stock of another corporation or the merger of another corporation into the Company provided that such acquisition or merger is approved by the affirmative vote of at least 80% of the Board of Directors of the Company then in office and provided further that immediately after such acquisition or merger there shall exist no Event of Default hereunder or event or circumstance which after the passage of time or giving of notice or both would become such an Event of Default.

      5.9 Limitation on Liens. The Company will not create, incur, assume or suffer to be created, incurred or assumed, or to exist, any pledge, mortgage, lien, charge, security interest or encumbrance of any kind upon any of its properties or assets, or own or acquire or agree to acquire any property of any character subject to or upon any mortgage, conditional sale agreement or other title retention agreement, or sell, assign, pledge or otherwise dispose of any accounts or notes receivable or contract rights except (a) liens for taxes, assessments, governmental charges, levies or claims suffered by the Company and described in paragraph 4.11 hereof to the extent that payment thereof is not required by such paragraph, or (b) other liens, charges, pledges, deposits and encumbrances incidental to the conduct of the business of the Company which are not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from or impair the use of the assets or business of the Company.

      5.10 Change in Management. The Company will not permit any substantial change in the present management of the Company except as a result of death or disability.

      5.11 Issuance of Stock. The Company will not issue any Common Stock of the Company or warrants, options, or other rights to purchase Common Stock of the Company or any securities convertible into Common Stock of the Company, except the Shares, except in the following circumstances:

            (a) As a dividend or distribution payable pro rata to all shareholders;

            (b) Not in excess of a total of 48,000 shares of Common Stock of the Company to employees, consultants, officers or directors of the Company directly or through options or other rights; or

            (c) In connection with a merger by the Company with, or the acquisition by the Company of, another corporation as permitted by paragraph 5.8.

      5.12 Dividends; Distributions; Redemption of Capital Stock. Except as otherwise expressly provided herein, the Company will not declare or pay any dividends or make any distributions of cash, property or securities of the Company with respect to any shares of its Common Stock or any other class of its stock while the Notes or Revolving Credit Note are issued and outstanding.

      5.13 Restrictions on Other Agreements. The Company will not enter into any agreement with any party which would restrict the payments due the holders of the Notes or the Revolving Credit Note.

SECTION 6. SUBORDINATION

      6.1 Senior Debt. The Company, for itself and its successors and assigns, covenants and agrees, and the Purchaser and each successive holder of the Notes or the Revolving Credit Note, by his acceptance of the Notes and the Revolving Credit Note, likewise covenants and agrees, that the payment of the principal of and interest on the Notes and the Revolving Credit Note and the security interest granted herein is hereby expressly subordinated, to the extent and in the manner hereinafter set forth in this Section 6, in right of payment, to the prior payment in full of all (i) indebtedness of the Company for money borrowed from banks or other recognized commercial or government lending institutions and
(ii) other indebtedness to which the obligations of the Notes and the Revolving Credit Note shall be expressly subordinated by the holders of the Notes in writing, citing this Section (hereinafter "Senior Debt").

      6.2 Subordination in Bankruptcy, etc. Upon any payment or distribution of assets of the Company in connection with its winding up, dissolution, total or partial liquidation and reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise:

            (a) all principal, premium, if any, and interest due upon all Senior Debt shall first be paid in full, or payment thereof provided for in money or money's worth, before the holders of the Notes or Revolving Credit Note shall be entitled to receive any payment upon the principal of, or interest on, the Notes or Revolving Credit Note;

            (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Debt which may at the time be outstanding on terms not less favorable to the holders thereof than the terms of this Section 6) to which the holders of the Notes or the Revolving Credit Note would be entitled except for the provisions of this
      Section 6, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or otherwise, directly to the holders of Senior Debt (pro rata to each holder on the basis of the respective amounts of Senior Debt owed to such holder), to the extent necessary to pay in full all Senior Debt remaining unpaid after giving effect to any prior or concurrent payment or distribution, or provision therefor, to the holders of Senior Debt on the Senior Debt; and

            (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company or securities expressly exempted from the provisions of clause (b) above) shall be received by the holder of the Notes or the Revolving Credit Note before all Senior Debt is paid in full, or provision made for its payment, such payment or distribution shall be paid over to holders of Senior Debt (pro rata to each such holder on the basis of the respective amounts of Senior Debt owed to such holder), for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, or provision made for its payment, after giving effect to any prior or concurrent payment or distribution, or provision therefor, to the holders of Senior Debt on the Senior Debt.

      6.3 Subordination When Senior Debt Due, etc. In the event of and during the continuance of any default by the Company with respect to the payment of any Senior Debt when due (whether at a stated maturity date, upon acceleration or otherwise), no payment of principal of or interest on the Notes and Revolving Credit Note shall be made by the Company until payment of the full amount of Senior Debt then due has been made or provided for.

      6.4 Subrogation. Subject to the payment in full of all Senior Debt, the holders of the Notes and the Revolving Credit Note shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until the principal of and interest on the Notes and the Revolving Credit Note shall be paid in full. No such payments or distributions applicable to the Senior Debt shall, as between the Company, its creditors other than the holders of the Senior Debt, and the holders of the Notes and the Revolving Credit Note, be deemed to be a payment by the Company to or on account of the Notes and the Revolving Credit Note.

      6.5 Rights of Note Holders. The provisions of this Section 6 are solely for the purpose of defining the rights of the holders of the Notes and the Revolving Credit Note, on the one hand, relative to the rights of the holders of the Senior Debt, on the other hand, and nothing contained in this Section 6 or elsewhere in the Agreement or the Notes or the Revolving Credit Note is intended to or shall (i) impair, as between the Company, its creditors other than the holders of the Senior Debt, and the holders of the Notes and the Revolving Credit Note, the obligation of the Company, which is unconditional and absolute, to pay promptly to the holders of the Notes and the Revolving Credit Note the principal of and interest on the Notes and the Revolving Credit Note, as and when the same shall become due and payable in accordance with the terms of this Agreement and the Note and the Revolving Credit Note, (ii) affect the rights of the holders of the Notes and the Revolving Credit Note relative to creditors of the Company other than the holders of the Senior Debt, or (iii) prevent the holders of the Notes and the Revolving Credit Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement or the Notes or the Revolving Credit Note, subject to the rights, if any, under this
Section 6 of the holders of the Senior Debt in respect of assets of the Company received upon the exercise of any such remedy.

      6.6 Reliance by Note Holders. Upon any payment or distribution of assets of the Company referred to in this Section 6, the holders of the Notes and the Revolving Credit Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of the Notes and the Revolving Credit Note for the purpose of ascertaining the amount of the Senior Debt, the holders thereof, the amounts paid or distributed thereon and all other facts pertinent thereto or to this
Section 6.

SECTION 7. PREPAYMENT

      7.1 Prepayments. The Notes shall be subject to prepayment, at the option of the Company, in whole or from time to time in part, in multiples of $10,000 at par value plus interest on the principal amount prepaid accrued to the prepayment date; provided that there is not outstanding Senior Debt.

      7.2 Notice of Prepayments. Not less than ten (10) days prior to the prepayment date of any prepayment pursuant to this Section, the Company shall give written notice thereof to the registered holders of the outstanding Note, specifying the intended prepayment date, the principal amount of the Note to be prepaid on such date and the interest applicable to such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Note to be prepaid as specified in such notice together with interest, if any, as herein provided shall mature and become due and payable on such prepayment date.

      7.3 Evidence of Payment. Except as expressly provided otherwise in paragraphs 13.3 or 13.4 hereof, upon any partial prepayment of any Note, such Note shall, at the option of the holder thereof, be either (i) surrendered to the Company in exchange for a new Note in the principal amount remaining unpaid on the Note surrendered and otherwise having the same terms and provisions as the Note surrendered, or (ii) made available to the Company at the place of prepayment or any other place specified by the Company for notation thereon of the portion of the principal amount so prepaid.

      7.4 Reissue of Notes. No Note shall be reissued with respect to the principal amount of the Note which is paid or prepaid pursuant to this Agreement and the Company shall cancel and terminate the Note when it has been fully paid or presented to it for exchange pursuant to any of the provisions of this Agreement.

SECTION 8. RIGHT TO REPURCHASE SHARES

      In the event all of the principal and interest due on each of the Notes and the Revolving Credit Note has been duly paid in accordance with the terms thereof and the Notes and the Revolving Credit Note are retired, then for a period of one (1) year commencing on April 20, 1991, Shattow, Tyer, Cooper, and Taylor (collectively the "Employees", and individually an "Employee") and the Company may elect if they are then employees of the Company to purchase from the then holders of outstanding Shares and such holders shall thereupon become obligated to sell to Employees and the Company on demand that number of Shares such that immediately following such sale the aggregate number of Shares owned by such holders shall constitute 30% of the issued and outstanding shares of Common Stock (including shares of Common Stock issuable upon the exercise or conversion of the then issued and outstanding warrants, options, or other subscription or purchase rights or convertible securities) of the Company. (The number of Shares available for purchase under this Section 8 shall herinafter be referred to as the "Repurchase Shares.") The Employees shall have the first right to purchase all or any part of the Repurchase Shares. The Company, subject to the prior right of the Employees, shall have the right to purchase that number of Repurchase Shares as shall be equal to the Repurchase shares not purchased by the Employees. The aggregate purchase price for such Repurchase Shares shall be equal to the greater of $100,000 or the aggregate book value of such Repurchase Shares on said date. Each Employee and the Company may elect to so purchase the Repurchase Shares by delivering to such holders a written demand to sell the Repurchase Shares to him/it. Payment of the purchase price by said Employee(s) and the Company for the Repurchase Shares shall be paid within fifteen (15) days after the date of said demand, against surrender by holders thereof of share certificates evidencing the Repurchase Shares duly endorsed for transfer to said Employee(s) and/or the Company. The right of said Employees under this Section 8 may be exercised by the Employees jointly or by any of them acting individually.

SECTION 9. REGISTRATION

      9.1 Required Registration. At any two (2) occasions after the date hereof, the holders of at least 25% of the Shares may make a written request to the Company for registration of all or part of their Shares, but in no event less than 10,000 Shares, under the Securities Act. Within ten (10) days after receipt of such request, the Company will serve written notice (the "Notice") of such registration request to all holders of the Shares and the Company will include in such registration all Shares of such holders with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt by the applicable holder of the Notice. All requests made pursuant to this paragraph 9.1 will specify the number of Shares to be registered and will also specify the intended method of disposition. The Company will use its best efforts to cause such Shares of the holders to be registered under the Securities Act and qualified under any applicable state securities or "blue-sky" laws of jurisdictions specified in the request. The Company shall not be deemed to have effected a registration pursuant to this paragraph 9.1 unless and until such registration is declared effective for the Shares. All expenses of such registration shall be borne by the Company, except that each holder shall bear underwriting commissions and discounts, legal and accounting expenses and other expenses attributable solely to the Shares being registered by that particular holder.

      9.2 Optional Registration. If at any time or times after the date hereof the Company shall determine to register any of its securities under the Securities Act and in connection therewith the Company may lawfully register the Shares, the Company will promptly give written notice thereof to the then holders of all outstanding Shares and will use its best efforts to effect the registration under the Securities Act of all Shares which such holders may request in writing delivered to the Company within fifteen (15) days after the notice given by the Company; provided, however, that in the case of the first such registration of Common Stock by the Company, it shall not be required to register Shares in excess of the amount of Common Stock which the principal underwriter of an underwritten offering shall reasonably and in good faith refuse in writing to include in such offering; and provided, further, that if any Shares are not included for this reason, the Company will permit holders of Shares who have requested participation in the offering to participate to the extent of a pro rata portion of all shares of Common Stock of shareholders desiring to participate in such offering. If the Company includes in such registration any securities to be offered by it, all expenses of registration and offering shall be borne by the Company, except that such holders shall bear underwriting commissions and discounts, legal and accounting expenses and other expenses attributable solely to the Shares being registered by that particular holder. If the registration is exclusively a secondary offering, such holders shall bear their proportionate share of the expenses of the registration and offering, except expenses which the Company would have incurred whether or not registration was attempted, including without limitation the expense of preparing normal audited or unaudited financial statements or summaries consistent with this Agreement or applicable reports of the Securities and Exchange Commission.

      9.3 Further Obligations of the Company. Whenever under the preceding paragraph of this Section 9, the Company is required hereunder to register Shares, it agrees that it shall also do the following:

            (a) Prepare for filing with the Securities and Exchange Commission such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective for a period of two (2) years thereafter and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

            (b) Furnish to each selling holder such copies of each preliminary and final prospectus and such other documents as such holder may reasonably request to facilitate the public offering of his Shares;

            (c) Enter into any underwriting agreement with provisions consistent herewith and reasonably required by the proposed underwriter for the selling holders, if any; and

            (d) Use its best efforts to register or qualify the Shares covered by said registration statement under the securities or blue-sky laws of such jurisdictions as any selling holder may reasonably request.

      9.4 Indemnification. Incident to any registration statement referred to in the preceding paragraphs of this Section, the Company will indemnify each underwriter, each holder of Shares so registered, and each person controlling any of them, against all claims, losses, damages and liabilities, including legal and other expenses incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained therein, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Company of the Securities Act, any state securities or "blue-sky" laws or any rule or regulation thereunder, in connection with such registration, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Company by such holder expressly for use therein, and with respect to such untrue statement or omission in the information furnished in writing to the Company by such holder, such holder will indemnify the underwriters, the Company, its Directors and officers, the other holders and each person controlling any of them, against any of said losses, claims, damages, expenses or liabilities to which any of them may become subject.

SECTION 10. RESTRICTIONS ON TRANSFER

      10.1 Investment Purpose. The Purchaser by acceptance of the Shares and/or the Notes, represents that it has purchased the Shares and/or the Notes, not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or any rule or regulation promulgated thereunder, as amended from time to time. Notwithstanding such representations, the Company agrees to permit a sale or transfer of Shares or the Notes upon obtaining reasonable assurance that the Securities Act and the rules and regulations promulgated thereunder would not be violated thereby, including without limitation, receipt of an opinion to such effect of Goodwin, Procter & Hoar or other counsel for the Purchaser satisfactory to the Company.

      10.2 Transfers to Competitors. Subject to this Section 10 and the terms of the Shareholders' Agreement, the Purchaser may from time to time transfer, assign or sell any or all of the Shares acquired hereunder to any individual or entity.

      10.3 Restrictive Legends. The Note and each certificate evidencing Shares issued to the Purchaser or to any subsequent transferee shall include a legend substantially in the form of the legend set forth below:

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR (ii) FOLLOWING RECEIPT BY THE ISSUER OF AN OPINION FROM ITS COUNSEL THAT NO REGISTRATION STATEMENT IS NECESSARY IN CONNECTION WITH SUCH TRANSACTION. THE TRANSFER OF THIS SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT, DATED APRIL 20, 1988, TO WHICH THE ISSUER AND THE ORIGINAL HOLDER OF THIS SECURITY ARE PARTIES. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

      In addition, each certificate evidencing Shares issued to the Purchaser or to any subsequent transferee shall include a legend substantially in the form of the additional legend set forth below:

            "THIS SECURITY IS SUBJECT TO CERTAIN COVENANTS AND AGREEMENTS SET FORTH IN THE SHAREHOLDERS' AGREEMENT DATED APRIL 20, 1988, TO WHICH THE ISSUER AND THE ORIGINAL HOLDER OF THIS SECURITY ARE PARTIES (A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE FROM THE ISSUER AT ITS PRINCIPAL EXECUTIVE OFFICES), AND THE HOLDER OF THIS SECURITY, BY SUCH HOLDER'S ACCEPTANCE HEREOF, SHALL BE DEEMED TO HAVE AGREED TO, AND SHALL BE BOUND BY, THE TERMS OF SUCH SHAREHOLDERS' AGREEMENT."

SECTION 11. CONDITIONS OF PURCHASER'S OBLIGATION

      11.1 Effect of Conditions. The Purchaser's obligation to purchase and pay for Shares, the Notes, and the Revolving Credit Note of the Company at the Closing and the Second Closing shall be subject at the Purchaser's election to the satisfaction of each of the conditions stated in the following paragraphs of this Section 11.

      11.2 Opinion of Counsel for Company. The Purchaser shall have received from Davis, Malm & D'Agostine, counsel for the Company, a favorable opinion, in form and substance satisfactory to the Purchaser and its counsel as to the matters covered in paragraphs 3.1, 3.2, 3.3, 3.7, 3.10, 3.11, 3.12 and 3.13 hereof (with such exceptions or qualifications as may be approved by counsel for the Purchaser), and as to the following additional matters:

            (a) This Agreement and the Shares and the Note acquired by the Purchaser at the Closing have been duly authorized, executed and delivered by the Company and, upon payment by the Purchaser for the Shares and the Note, such Shares and Note will be duly and validly issued and fully paid and non-assessable and entitled to the benefits of this Agreement.

            (b) The issuance and delivery of the Shares and the Note under the circumstances contemplated by this Agreement constitute transactions exempt from registration under Section 5 of the Securities Act of 1933 as now in effect, and neither registration of the Shares or the Note thereunder nor qualification of this Agreement under the Trust Indenture Act of 1939 as now in effect is required.

            (c) The Company has complied with all applicable state "blue-sky" or securities laws in connection with the issuance and sale of the Shares and the Note. Except for any registration effected pursuant to the preceding sentence, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement or the issuance and delivery of the Shares and the Note pursuant to this Agreement, or the consummation of any other transaction contemplated hereby.

            (d) Section 2 hereof is sufficient to create a security interest in the Purchaser's favor under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, in the Company's right, title and interest in and to the property described as Collateral therein, to the extent such collateral is of the type in which a security interest can be taken under the Uniform Commercial Code. Upon the filing of financing statements with respect to the security interest granted to the Purchaser pursuant to
      Section 2 hereof, the Purchaser shall have a first priority security interest in the Collateral, except for the security interest granted to Multisystems, Inc. in the System (as defined in paragraph 1.4(a)).

            (e) Any other matters incident to the transactions contemplated hereby upon which the Purchaser may reasonably require that an opinion be given.

      11.3 Minimum Investment. Each shareholder set forth on Schedule 3.3 shall have purchased on or before the Closing Date the number of shares of Company Common Stock set forth opposite his/her name on Schedule 3.3 for the purchase price set forth on said Schedule.

      11.4 Acquisition of Multitrak System. The Company and Multisystems, Inc., a Massachusetts corporation with its principal place of business at 1050 Massachusetts Avenue, Cambridge, Massachusetts 02138 shall have executed and delivered an agreement for the purchase by the Company of all Multisystems' right, title and interest in and to the System together with any technology necessary to use, manufacture and sell the System, upon terms and conditions acceptable to Purchaser.

      11.5 Acquisition of Project Management Graphics Package. The Company and Taylor shall have executed and delivered an agreement for purchase by the Company of right, title and interest to a certain software project management graphics package together with any technology necessary to use, manufacture and sell said software, upon terms and conditions acceptable to Purchaser.

      11.6 Licensing of Accolade and Imagine Software. The Company and Computer Corporation of America, Inc., a Massachusetts corporation with its principal place of business at Four Cambridge Center, Cambridge, Massachusetts 02142 shall have executed and delivered an agreement for the license by the Company of certain software known as "Accolade" and "Imagine," upon terms and conditions acceptable to Purchaser.

      11.7 Representations and Warranties. The representations and warranties of the Company and Shattow contained herein, in the Schedule Volume or in the exhibits annexed hereto or otherwise made in writing by or on behalf of the Company and Shattow in connection with the transactions contemplated hereby shall be true and correct on the Closing Date with the same effect as though made on and as of that date.

      11.8 Performance; No Event of Default. Each of the Company and Shattow shall have conformed and complied with all of the agreements and conditions contained herein required to be performed or complied with by the Company at or prior to the Closing; and the Company, Shattow and its shareholders shall have entered into each of the additional agreements required to be entered into by each of them pursuant to this Agreement or the exhibits attached hereto, including without limitation, the Shareholders' Agreement, the Consulting Agreement, the Employment Agreements, and the Guaranty. There shall exist on the Closing Date no condition, event or act which constitutes an Event of Default or which with notice or lapse of time or both would constitute such an Event of Default.

      11.9 Authorization. The Board of Directors of the Company shall have duly adopted resolutions in form satisfactory to the Purchaser authorizing the Company to consummate the transactions contemplated herein in accordance with the terms hereof, and the Purchaser shall have received at the Closing a duly executed certificate of the Clerk of the Company setting forth a copy of such resolutions and such other matters as may be requested by the Purchaser.

      11.10 Amendment of Certificate of Incorporation and By-Laws. The Certificate of Incorporation shall have been amended by the Shareholders of the Company to authorize the issuance of additional shares of Common Stock. The By-Laws of the Com pany shall have been amended by the shareholders of the Company to increase the size of the Board of Directors from one (1) to four (4) Directors.

      11.11 Compliance Certificate. The Purchaser shall have received at the Closing a certificate signed by the President and principal financial officer of the Company certifying that the conditions specified in this Section 11 have been fulfilled.

      11.12 Proceedings. All corporate and other proceedings to be taken prior to or at the Closing in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all original copies or certified or other copies of documents which it may reasonably request.

SECTION 12. DEFAULT

      12.1 Events of Default. If and whenever any of the following events or actions (herein "Events of Default") shall occur, namely:

            (a) If the Company shall default in the payment of any installment of principal of the Notes or the Revolving Credit Note after the same shall become due and payable; or

            (b) If the Company shall default in the payment of any installment of interest on the Notes or the Revolving Credit Note for more than seven
      (7) days after the same shall have become due and payable; or

            (c) If the Company shall default in the payment of principal of, or any premium or interest on, any indebtedness for borrowed money (including Senior Debt) or with respect to any of the provisions of any evidence of indebtedness for borrowed money or any agreement relating thereto, and such default shall continue and remain unwaived by the lender for more than the period of grace therein specified; or

            (d) If the Company shall default in the performance of or compliance with any of its obligations under paragraphs 4.2, 4.4, 4.5, 4.7, 4.8 and
      4.9 of this Agreement; or

            (e) If the Company shall default in the performance of or compliance with any other provisions of this Agreement or of any certificate, agreement or document attached hereto as an exhibit or delivered to the Purchaser in connection with the transactions contemplated by this Agreement, and such default shall not have been remedied within thirty
      (30) days after the occurrence thereof; or

            (f) If the net worth of the Company shall:

                  (i) at any time during the fiscal year ended December 31, 1988 be less than $100,000;

                  (ii) be less than $350,000 on or before December 31, 1989; and

                  (iii) upon reaching $350,000, at any time thereafter be less than $350,000.

For purposes of this paragraph 12.1(f), "net worth" shall mean the excess assets (exclusive of goodwill, capitalized research and development and the value of patents, trademarks, franchises and similar rights) over liabilities (exclusive of the shareholder's equity, the Note and Revolving Credit Note) determined in accordance with generally accepted accounting principles consistently applied on the same basis as employed by the Company's independent public accountants in preparing its audited financial statement pursuant to paragraph 4.2.

      (g) If any representation, warranty or opinion made or given by the Company in this Agreement or in any certificate, agreement, document or instrument furnished to the Purchaser in connection with the transactions contemplated by this Agreement shall prove to have been false or incorrect in any material respect as of the date made; or

      (h) If the Company shall default in any material respect under any material agreement to which it is a party or by which it is bound, including agreements attached or described in the exhibits to this Agreement (other than agreements referred to in subparagraph (e) above) and such default shall not have been remedied within thirty (30) days after the occurrence thereof; or

      (i) If any material portion of the property of the Company shall be condemned, seized or otherwise appropriated by any governmental authority or any officer or instrumentality thereof; or

      (j) If the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation or suspension of the business of the Company; or

      (k) If, within sixty (60) days after the commencement of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

      (l) If any restraining order or injunction which prevents or hinders the Company from transacting all or any substantial part of its business, or a final judgment, order or decree for the payments of money shall be rendered against the Company in an amount which if paid would reduce the Company's net worth to less than the amount specified in subparagraph 12.1(f) then outstanding, and within sixty (60) days after entry thereof shall not have been satisfied or discharged, or execution thereof stayed pending appeal, or if within sixty (60) days after the expiration of any such stay such judgment shall not have been satisfied or discharged;

then and in any such event holders of the Note or the Revolving Credit Note whose aggregate principal amount is 50% or more of the total principal amount of, respectively, the Note or the Revolving Credit Note then outstanding, may at any time (unless all defaults theretofore have been remedied) at their option by written notice to the Company declare the principal of and the accrued interest on the Note or the Revolving Credit Note, respectively, to be immediately due and payable, without presentment, demand, protest or notice, all of which are hereby waived by the Company.

      12.2 Remedies upon Default. If any Event of Default shall occur, the holders of the Notes and the Revolving Credit Note may proceed to protect and enforce their rights under this Agreement, the Notes and the Revolving Credit Note by a suit in equity, action at law or other appropriate proceeding whether for damages or the specific performance of any agreement contained herein or in the Notes or for an injunction against a violation of any of the terms or provisions hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or at law; and the Company will reimburse said holder for its reasonable costs and expenses incurred in connection with the enforcement of its rights under this Agreement and the Notes or the Revolving Credit Note, including without limitation reasonable fees and disbursements of its attorneys. No course of dealing or delay on the part of any such holder in exercising any right shall operate as a waiver thereof or otherwise prejudice the rights of such holder and no consent or waiver shall extend beyond the particular case and purpose involved. No remedy conferred hereby or by the Note or the Revolving Credit Note shall be exclusive of any other remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 13. MISCELLANEOUS

      13.1 Survival of Representations. The representations, warranties, covenants and agreements made herein or in any certificates, agreements or documents executed in connection herewith shall survive the execution and delivery thereof and of the Shares and the Notes and the Revolving Credit Note and all statements contained in any certificate, agreements or other document delivered by the Company hereunder or in connection herewith shall be deemed to constitute representations and warranties made by the Company herein.

      13.2 Exchange or Replacement of Notes. The Company will at any time at its expense upon the request of a holder of a Note and upon surrender of such Note for the purpose, issue a new Note in exchange therefor payable to the order of such holder or such person or persons as may be designated by such holder

(provided that there is compliance with Section 10 hereof), dated on the date to which interest has been paid on the surrendered Note, in denominations of $1,000 or any integral multiple thereof, in the aggregate principal amount of the unpaid principal amount of the Note surrendered and substantially in the form of the Note surrendered with appropriate variations. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of a Note, and in case of loss, theft or destruction upon delivery of a bond of indemnity satisfactory to the Company, or in case of mutilation upon surrender and cancellation of such Note, the Company will issue a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

      13.3 Exchange or Replacement of Share Certificates. The Company will at any time at its expense upon the request of a holder of any Shares and upon surrender of a share certificate evidencing such Shares for the purpose, issue new share certificates in exchange therefor registered in the name of such shareholder or such person or persons as may be designated by such shareholder (provided that there is compliance with Section 10 hereof), substantially in the form of the share certificates surrendered with appropriate variations. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any share certificate, and in case of loss, theft or destruction upon delivery of a bond of indemnity satisfactory to the Company, or in case of mutilation upon surrender and cancellation of such share certificate, the Company will issue a new share certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated share certificate.

      13.4 Place of Payment. The Company will pay the interest on and any prepayments of principal of the Notes and the Revolving Credit Note without any presentment thereof and without notation of such payment being made thereon, notwithstanding any contrary provisions of this Agreement, the Notes or the Revolving Credit Note, by check duly mailed to the Purchaser at its address first written above or in accordance with any unrevoked written direction from the Purchaser to the Company. The Purchaser agrees that, prior to the sale or transfer of the Notes by the Purchaser, it shall either (i) surrender said Note to the Company in exchange for new Notes in the principal amount equal to the unpaid balance of principal of the Notes surrendered and otherwise having the same terms and provisions of the Notes surrendered or (ii) make a notation on said Notes of the extent to which payment has been made on account of the principal and interest thereof and furnish the Company with a certificate stating that such notation has been made. The Purchaser further agrees that it will promptly notify the Company of the name and address of any transferee of the Notes issued to it, if such transferee is known to it.

      13.5 Incorporation by Reference. All Schedules and exhibits appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part thereof.

      13.6 Parties in Interest. All covenants, agreements, representations, warranties, rights and undertakings contained in this Agreement to be performed or observed by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto and each successive holder of the Notes or any Share, whether so expressed or not.

      13.7 Amendments and Waivers. Changes in or additions to this Agreement or the Notes or the Revolving Credit Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein or therein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon written consent of the Company and the holders of at least a majority of the principal amount of, respectively, each of the Notes or the Revolving Credit Note then outstanding; provided, however, that no change, addition, omission or waiver which causes any change in or extension of the time of payment of the principal amount, or the reduction of the rate or extension of the time of payment of the interest on, or in any way affects or impairs the obligation of the Company in respect of the principal of or interest on, the Notes or the Revolving Credit Note, or causes the change in the subordination provisions applicable to the Notes or the Revolving Credit Note, shall be made without the written consent of the holder of such Notes or Revolving Credit Note.

      13.8 Termination. This Agreement shall terminate without further liability to any of the parties at such time as all of the obligations of the Company under the Notes and the Revolving Credit Note have been fully satisfied and discharged.

      13.9 Governing Law. This Agreement, the Notes and the Revolving Credit Note shall be deemed contracts made under the laws of the Commonwealth of Massachusetts and, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such Commonwealth.

      13.10 Notices. All notices, requests, consents and demands provided for in this Agreement or under the Notes or the Revolving Credit Note shall be in writing and shall be delivered or mailed, postage prepaid, as follows or to such other address as the Company or the Purchaser or Shattow may furnish in writing to the other parties hereto:

      If to the Company or Shattow, at

            Multitrak Software Development Corp.
            250 Pond Street
            Jamaica Plain, MA 02130
            Attn: Michael B. Shattow

      If to the Purchaser, at

            LRF Investments, Inc.
            189 Wells Avenue
            Newton, MA 02159
            Attn: Joseph J. Freeman

      13.11 Subsidiaries. In the event that the Company hereafter acquires one or more subsidiaries the financial statements of the Company described in paragraph 4.2 will thereafter include such subsidiaries to the extent required by generally accepted accounting principles and the other obligations of the Company set forth in Sections 4 and 5 hereof will apply where relevant to such subsidiaries as well as to the Company.

      13.12 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

      13.13 Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

      IN WITNESS WHEREOF this Agreement has been executed as a sealed instrument as of the date first written above by the parties or their duly authorized representatives.

                                        MULTITRAK SOFTWARE DEVELOPMENT
                                          CORP.


                                        By: /s/ Michael B. Shattow
                                            --------------------------
                                            Michael B. Shattow
                                              President

                                        LRF INVESTMENTS, INC.


                                        By: /s/ Joseph J. Freeman
                                            --------------------------
                                            Joseph J. Freeman
                                              Vice President

                                        /s/ Michael B. Shattow
                                        ------------------------------
                                        Michael B. Shattow

DP-1977/d